Exhibit 10.22

PROMISSORY NOTE

Lynn Kirkpatrick	Date of Issuance

$50,000.00	Aug 3, 2020

FOR VALUE RECEIVED, Ensysce Biosciences, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Lynn Kirkpatrick (the “Lender”), the principal sum of fifty thousand dollars ($50,000.00) together with interest on the unpaid principal balance at the rate on the terms provided for herein.

1. Interest. Simple interest shall accrue on the unpaid principal balance of this Note at the rate of (a) 0% for the period commencing on the date hereof and ending on October 31, 2020, and (b) 10% per annum commencing November 1, 2020 until this Note is paid in full. Interest shall accrue and be payable based on the actual number of days elapsed commencing on the date hereof and ending on the day prior to payment based on a 360-day year.

2. Payment. The principal amount of this Note, together with all accrued and unpaid interest, is payable in full on the earlier of December 31, 2021 or receipt by the Company, from and after the date hereof, of an aggregate of at least $2,000,000 in gross proceeds from the sale of any one or more of common stock, preferred stock or any securities convertible into common stock or preferred stock of the Company. All payments hereunder shall be made in U.S. dollars and applied first to Costs (as defined below), then to accrued and unpaid interest due and payable and any remainder applied to principal. The Company may prepay this Note at its sole and absolute discretion. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

3. Security. This Note is a general unsecured obligation of the Company.

4. Amendments and Waivers. This Note may be amended or waiver of any term of this Note granted only with the written consent of both parties.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Lender. This Note may be transferred and assigned by the Lender only upon surrender of this Note to the Company and instruction by the Lender to reissue a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

6. Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise (“Costs”). The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

8. Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California.

9. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Promissory Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Promissory Note primarily for the operations of its business, and not for any personal, family or household purpose.

ENSYSCE BIOSCIENCES, INC.

By:	/s/ Lynn Kirkpatrick
Name:	Lynn Kirkpatrick
Title:	CEO